Angel Oak Mortgage REIT, Inc. Reports First Quarter 2025 Financial Results

ATLANTA – May 5, 2025 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter ended March 31, 2025.

First Quarter 2025 Highlights
•Q1 2025 GAAP net income of $20.5 million, or $0.87 per diluted share of common stock.
•Q1 2025 net interest income of $10.1 million demonstrates an increase of 17.6% versus Q1 2024 net interest income of $8.6 million and an increase of 2.3% versus Q4 2024 net interest income.
•Q1 2025 GAAP book value of $10.70 per share and economic book value of $13.41 per share, increases of 5.2% and 2.4%, respectively, compared to the end of 2024.
•Q1 2025 Distributable Earnings of $4.1 million, or $0.17 per diluted share of common stock.
•Declared a dividend of $0.32 per share of common stock, which will be paid on May 30, 2025, to common stockholders of record as of May 22, 2025.

Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc., said "We are proud to have achieved continued net interest income expansion in the first quarter of this year, marking approximately 18% growth compared to the first quarter of 2024 and over 2% growth compared to the fourth quarter of 2024. Our earnings growth was buoyed by the acquisition of nearly $260 million of high-quality non-QM loan purchases throughout the first quarter along with continued maintenance of our operating expense savings. Despite recent volatility caused by broad uncertainty around tariffs, we look to continue expanding earnings through additional loan purchases with the capital made available by our post-quarter end securitization. And, as always, we will remain committed to growing long-term shareholder value through disciplined risk management, securitization execution, and strategic capital deployment.”

Portfolio and Investment Activity
•Following quarter end, in April 2025, the Company executed the AOMT 2025-4 securitization as the sole contributor of loans. The Company contributed loans with a scheduled unpaid principal balance of approximately $284.3 million and a 7.50% weighted average coupon. This securitization reduced the Company’s debt by approximately $242.4 million and released cash of $24.7 million to the Company, which was used for new loan purchases and operational purposes, including paying down a portion of repurchase debt obligation on our retained bond positions, and general corporate purposes.
•During the quarter, the Company purchased $259.0 million of newly-originated, current market coupon non-QM residential mortgage loans, with a weighted average coupon of 7.67%, weighted average loan-to-value ratio (“LTV”) of 70.0% and weighted average credit score of 751.
•As of March 31, 2025, the weighted average coupon of our residential whole loans portfolio was 7.55%, marking a 44 basis point increase compared to March 31, 2024.

Capital Markets Activity

As of March 31, 2025, the Company was a party to three loan financing lines which permit borrowings in an aggregate amount of up to $1.1 billion, of which approximately $360 million is drawn, leaving capacity of approximately $690 million for new loan purchases.

Balance Sheet
•Target assets totaled $2.5 billion as of March 31, 2025.
•The Company held residential mortgage whole loans with fair value of $439.5 million as of March 31, 2025.
•As of March 31, 2025, the Company's recourse debt to equity ratio was approximately 2.3x.
oSubsequent to quarter end, the Company used the proceeds of the AOMT 2025-4 securitization to pay down $242.4 million of debt and replaced it with non-recourse leverage, reducing the Company's recourse debt to equity ratio to approximately 1.3x.

Dividend
On May 5, 2025, the Company declared a dividend of $0.32 per share of common stock, which will be paid on May 30, 2025, to common stockholders of record as of May 22, 2025.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, May 5, 2025 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-844-826-3033
International: 1-412-317-5185

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 10198623
The playback can be accessed through May 19, 2025.

Non-GAAP Metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by Falcons I, LLC, our external manager (our “Manager”), (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our real estate investment trust (“REIT”) peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending, and capital markets. Additional information about the Company is available at www.angeloakreit.com

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2025	March 31, 2024
INTEREST INCOME, NET
Interest income	$32,867	$25,212
Interest expense	22,780	16,633
NET INTEREST INCOME	$10,087	$8,579

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	$(3,182)	$(1,422)
Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts	16,625	10,684
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	$13,443	$9,262

EXPENSES
Operating expenses	$1,201	$2,048
Operating expenses incurred with affiliate	416	515
Stock compensation	237	630
Securitization costs	—	174
Management fee incurred with affiliate	1,145	1,313
Total operating expenses	$2,999	$4,680

INCOME (LOSS) BEFORE INCOME TAXES	$20,531	$13,161
Income tax expense	—	287
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$20,531	$12,874
Other comprehensive income (loss)	(695)	1,703
TOTAL COMPREHENSIVE INCOME (LOSS)	$19,836	$14,577

Basic earnings (loss) per common share	$0.88	$0.52
Diluted earnings (loss) per common share	$0.87	$0.51

Weighted average number of common shares outstanding:
Basic	23,396,151	24,775,815
Diluted	23,644,598	24,965,274

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	March 31, 2025	December 31, 2024
ASSETS
Residential mortgage loans - at fair value	$439,460	$183,064
Residential mortgage loans in securitization trusts - at fair value	1,672,189	1,696,995
RMBS - at fair value	398,272	300,243
U.S. Treasury securities - at fair value	74,959	—
Cash and cash equivalents	38,696	40,762
Restricted cash	4,774	2,131
Principal and interest receivable	9,823	8,141
TBA derivatives and interest rate futures derivatives - at fair value	1,421	1,515
Other assets	36,941	36,918
Total assets	$2,676,535	$2,269,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$360,470	$129,459
Non-recourse securitization obligation, collateralized by residential mortgage loans in securitization trusts (see Note 2)	1,556,075	1,593,612
Securities sold under agreements to repurchase	148,467	50,555
Interest rate futures derivatives - at fair value	947	—
Due to broker	302,619	201,994
Senior unsecured notes	47,865	47,740
Accrued expenses	2,539	2,291
Accrued expenses payable to affiliate	248	766
Interest payable	1,865	934
Income taxes payable	2,785	2,785
Management fee payable to affiliate	1,175	666
Total liabilities	$2,425,055	$2,030,802

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value. As of March 31, 2025: 350,000,000 shares authorized, 23,500,175 shares issued and outstanding. As of December 31, 2024: 350,000,000 shares authorized, 23,500,175 shares issued and outstanding.	$234	$234
Additional paid-in capital	461,294	461,057
Accumulated other comprehensive income (loss)	(4,170)	(3,475)
Retained earnings (deficit)	(205,878)	(218,849)
Total stockholders’ equity	$251,480	$238,967
Total liabilities and stockholders’ equity	$2,676,535	$2,269,769

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
	(in thousands)
Net income (loss) allocable to common stockholders	$20,531	$12,874
Adjustments:
Net unrealized (gains) losses on trading securities	1,032	1
Net unrealized (gains) losses on derivatives	1,042	(445)
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	(15,657)	(5,147)
Net unrealized (gains) losses on residential loans	(3,041)	(5,071)
Net unrealized (gains) losses on commercial loans	—	(22)
Stock compensation	237	630
Distributable Earnings	$4,144	$2,820

	Three Months Ended
	March 31, 2025	March 31, 2024
	($ in thousands)
Annualized Distributable Earnings	$16,576	$11,280
Average total stockholders’ equity	252,033	259,715
Distributable Earnings Return on Average Equity	6.6%	4.3%

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Share of Common Stock
(Unaudited)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in thousands, except for share and per share data)
GAAP total stockholders’ equity	$251,480	$238,967	$265,098	$255,806	$263,324
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	63,593	68,784	64,522	73,053	80,599
Stockholders’ equity including economic book value adjustments	$315,073	$307,751	$329,620	$328,859	$343,923

Number of shares of common stock outstanding at period end	23,500,175	23,500,175	23,511,272	24,998,549	24,965,274
Book value per share of common stock	$10.70	$10.17	$11.28	$10.23	$10.55
Economic book value per share of common stock	$13.41	$13.10	$14.02	$13.16	$13.78

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com